Exhibit 99.2

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen T +1 410.531.8234 jeremy.rohen@grace.com

Grace Board Designates La Force to Succeed Festa
as Chief Executive Officer

COLUMBIA, MD. – May 9, 2018 – W. R. Grace & Co. (NYSE: GRA) today announced that its Board of Directors has designated Hudson La Force to succeed Fred Festa as Chief Executive Officer. La Force, who currently serves as President and Chief Operating Officer, will become CEO in the fourth quarter upon Festa’s retirement. Previously, Grace announced that Festa will retire as CEO and remain as non-executive Chairman.

Christopher J. Steffen, Lead Director and Chair of the Board’s Nominating and Governance Committee, pointed to La Force’s deep understanding of Grace’s customers and operations, strategic vision, proven leadership, and track record as key reasons for the selection. “Grace is well positioned with market leading businesses and excellent prospects for solid growth,” said Steffen. “Hudson is a talented leader with command of the strategic levers needed to grow our company, and is a strong successor to Fred Festa.”

La Force has been Grace's President and Chief Operating Officer since February 2016 with responsibility for Grace's Catalysts Technologies and Materials Technologies business segments and global manufacturing and supply chain operations. He joined the company as Senior Vice President and Chief Financial Officer in 2008. Prior to joining Grace, he served as Chief Operating Officer and Senior Counselor to the Secretary at the U.S. Department of Education. Before entering public service in 2005, he held general management and financial leadership positions with Dell, Inc., AlliedSignal, Inc. (now Honeywell), Emerson Electric Co., and Arthur Andersen & Co.

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

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This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs and sanctions; the potential effects of cyberattacks; and those additional

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factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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